UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2026

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-42397 (Commission File Number)	58-1492391 (I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750 (Address of principal executive offices) (Zip Code) (229) 426-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section l3(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective November 1, 2026, Colony Bankcorp, Inc., a Georgia corporation (the “Company”), completed its previously announced merger (the “Merger”) with First Reliance Bancshares, Inc., a South Carolina corporation (“FSRL”), pursuant to the Agreement and Plan of Merger by and between the Company and FSRL, dated as of June 24, 2026 (the “Merger Agreement”). At the effective time of the Merger (the “Effective Time”), FSRL merged with and into the Company, with the Company continuing as the surviving corporation. Immediately following the Merger, First Reliance Bank, a South Carolina state-chartered bank and wholly-owned subsidiary of FSRL, merged with and into Colony Bank, a Georgia state-chartered bank and wholly-owned subsidiary of the Company, with Colony Bank continuing as the surviving bank.

Pursuant to the Merger Agreement, at the Effective Time, each share of FSRL common stock and FSRL preferred stock (together, “FSRL Stock”) issued and outstanding immediately prior to the Effective Time, other than dissenting shares and certain cancelled shares, was converted into the right to receive, at the election of the holder, either (i) $19.75 in cash, without interest (the “Per Share Cash Consideration”), or (ii) 0.94 shares of the Company’s common stock (the “Per Share Stock Consideration”), with cash paid in lieu of fractional shares. Elections were subject to the proration and allocation procedures set forth in the Merger Agreement under which no more than 80% of the shares of FSRL Stock outstanding immediately prior to the Effective Time may be converted into the Per Share Stock Consideration.

At the Effective Time, each share of restricted FSRL common stock outstanding immediately prior to the Effective Time fully vested and was converted into the right to receive, at the holder’s election and subject to the proration and allocation procedures and applicable tax withholding, either the Per Share Cash Consideration or the Per Share Stock Consideration.

Immediately prior to, but contingent upon, the Effective Time, each outstanding FSRL restricted stock unit award, other than certain awards identified in the Merger Agreement (each, a “Rollover RSU”), fully vested and was cancelled and converted into the right to receive, at the holder’s election and subject to the proration and allocation procedures and applicable tax withholding, either the Per Share Cash Consideration or the Per Share Stock Consideration. Each Rollover RSU was assumed by the Company and converted into a restricted stock unit covering a number of shares of the Company’s common stock equal to the product of (i) the number of shares of FSRL common stock underlying such Rollover RSU and (ii) 0.94, rounded down to the nearest whole share. The Rollover RSUs will be subject to substantially the same terms and conditions as the rollover RSUs immediately prior to the Effective Time, including any vesting and acceleration of vesting provisions.

Immediately prior to, but contingent upon, the Effective Time, each outstanding option to purchase shares of FSRL common stock (each, an “FSRL Option”), whether vested or unvested, was cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (i) the total number of shares of FSRL common stock subject to such FSRL Option and (ii) the excess, if any, of the Per Share Cash Consideration over the exercise price per share of such FSRL Option, less applicable tax withholdings. FSRL Options with an exercise price equal to or greater than the Per Share Cash Consideration were cancelled without payment.

Each share of the Company’s common stock outstanding immediately prior to the Effective Time remains outstanding and is unaffected by the Merger.

As a result of the Merger, the Company will issue approximately 6,185,975 shares of Company common stock and pay approximately $32,662,112 in cash (including cash in lieu of fractional shares and payments in respect of cancelled FSRL Options) to former holders of FSRL stock and FSRL equity awards.

In connection with the Merger, effective as of the Effective Time, the Company assumed FSRL’s outstanding 3.375% Fixed-to-Floating Rate Subordinated Notes due October 1, 2031 and FSRL’s obligations with respect to the junior subordinated debentures underlying the trust preferred securities issued by First Reliance Capital Trust I. The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2026 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Subordinated Notes. Effective as of the Effective Time, pursuant to an Assignment and Assumption Agreement, dated as of November 1, 2026, by and between FSRL and the Company, the Company assumed FSRL’s obligations under its 3.375% Fixed-to-Floating Rate Subordinated Notes due October 1, 2031 (the “Subordinated Notes”), having an aggregate principal amount not in excess of $10,000,000, and the related Subordinated Note Purchase Agreement, dated as of September 22, 2021. The Subordinated Notes were issued by FSRL in a private placement exempt from registration under the Securities Act of 1933, as amended. From and including October 1, 2026, the Subordinated Notes bear interest at a floating rate equal to three-month Term SOFR plus 245 basis points, payable quarterly in arrears. The Subordinated Notes are unsecured, subordinated obligations of the Company, are redeemable at the Company’s option in accordance with their terms, subject to any required regulatory approval, and may be accelerated only upon certain events of bankruptcy, insolvency or receivership.

Junior Subordinated Debentures. Effective as of the Effective Time, pursuant to a First Supplemental Indenture, dated as of November 1, 2026, among the Company, FSRL and Wilmington Trust Company, as trustee, the Company assumed FSRL’s obligations under the Indenture, dated as of July 1, 2005, with respect to FSRL’s Fixed/Floating Rate Junior Subordinated Debt Securities due November 23, 2035 (the “Debentures”), having an aggregate principal amount not in excess of $10,310,000, which were issued to First Reliance Capital Trust I (the “Trust”) in connection with the Trust’s issuance of trust preferred securities, and succeeded to FSRL as sponsor of the Trust and as guarantor under the related guarantee agreement. The Debentures bear interest at a floating rate, payable quarterly, and are redeemable at the Company’s option in accordance with their terms, subject to any required regulatory approval. The Company may defer interest payments on the Debentures for up to 20 consecutive quarterly periods, during which time the Company generally may not pay dividends on its capital stock. The Debentures may be accelerated upon the occurrence of certain events of default specified in the Indenture.

The Assignment and Assumption Agreement and the First Supplemental Indenture, and the instruments under which the Subordinated Notes and the Debentures were issued, are not being filed as exhibits to this Current Report on Form 8-K pursuant to Items 601(b)(4)(iii)(A) and 601(b)(4)(v) of Regulation S-K. The Company agrees to furnish a copy of any such instrument to the SEC upon request.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, effective as of the Effective Time, the board of directors of the Company (the “Board”) increased the size of the Board from eight to ten directors and appointed F.R. Saunders, Jr. and Forrest R. Redden III to fill the resulting vacancies. Messrs. Saunders and Redden were also appointed to the board of directors of Colony Bank. The Board has determined that Mr. Redden is independent under the listing standards of the New York Stock Exchange. Pursuant to the Merger Agreement, the Company has agreed to use its reasonable best efforts to nominate Messrs. Saunders and Redden for re-election to the Board at the Company’s next annual meeting of shareholders following the closing of the Merger, subject to the terms of the Merger Agreement.

Mr. Saunders, age 66, founded First Reliance Bank in Florence, South Carolina, in 1999. Prior to the Merger, he served as Chief Executive Officer and a director of First Reliance Bank and FSRL. Earlier in his career, Mr. Saunders served as Senior Vice President and City Executive of Florence for Pee Dee State Bank, where he was a member of the Senior Loan Committee and served on the boards of directors of Pee Dee State Bank and Pee Dee Bancshares. Following Pee Dee State Bank’s merger with Centura Bank, he served as a Senior Market Executive. Mr. Saunders is a graduate of the South Carolina Bankers School, a cooperative program with the College of Business Administration of the University of South Carolina, and the Southeastern School of Agriculture Lending, a cooperative program with the College of Agricultural Science of Clemson University. He currently serves on the board of the South Carolina Business Development Corporation. He previously served on the South Carolina State Board of Financial Institutions and as a director of the South Carolina Bankers Association, Independent Banks of South Carolina and the South Carolina Chamber of Commerce. His honors include the 2007 Ernst & Young Entrepreneur of the Year Award and the Order of the Palmetto, which was awarded to him by the Governor of South Carolina in 2019. In connection with the Merger, Colony Bank entered into an employment agreement with Mr. Saunders to serve as Executive Vice Chairman of Colony Bank, as described below.

Mr. Redden, age 57, is co-founder and principal advisor of Blue Tide Strategic Partners. For the past five years, he has advised clients across a range of industries, including financial services, on strategic planning, acquisitions, capital structure and succession. Prior to his consulting career, Mr. Redden held several leadership roles at Wells Fargo Bank, N.A., including Commercial Banking Executive, Regional Chief Risk Officer, State President and Divisional CEO. In those roles, he was directly responsible for a $3 billion profit and loss portfolio, 2.5 million customers, more than 2,000 branches and ATMs, and more than 7,000 employees. He has also led merger integration, customer segmentation, talent management and business redesign initiatives. Mr. Redden has served as Chair of the South Carolina Bankers Association and as a director of the North Carolina Bankers Association, and currently serves as Chair of the Board of Trustees of Charleston Southern University. Prior to the Merger, he served as a director of First Reliance Bank. Mr. Redden earned a B.S. in Business from Appalachian State University and an M.B.A. from Georgia Tech and is a graduate of the UNC-Chapel Hill Executive Leadership Program.

Other than the Merger Agreement, there are no arrangements or understandings between Mr. Saunders or Mr. Redden and any other person pursuant to which he was appointed as a director, and there are no family relationships between either of them and any director or executive officer of the Company. Except as described in this Item 5.02 and except for loans and other extensions of credit made by First Reliance Bank or Colony Bank in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and not involving more than the normal risk of collectability or presenting other unfavorable features, neither Mr. Saunders nor Mr. Redden has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Redden will receive compensation for his service as a non-employee director consistent with that provided to the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the SEC on April 16, 2026. Mr. Saunders will not receive additional compensation for his service as a director. Information regarding payments and benefits Mr. Saunders received in connection with the Merger, including in respect of the termination of his prior employment agreement and supplemental executive retirement plan with First Reliance Bank and the cancellation of his FSRL Options, is set forth under the heading “Interests of FSRL’s Directors and Executive Officers in the Merger” in the Company’s proxy statement/prospectus dated August 27, 2026, filed with the SEC on August 27, 2026, and such information is incorporated herein by reference.

Mr. Saunders’ employment agreement has a term of five years and provides for an annual base salary of $450,000. Mr. Saunders will be eligible to participate in existing Colony Bank bonus plans and all welfare benefit plans and programs sponsored by Colony Bank. Pursuant to his employment agreement, if Mr. Saunders’ employment is terminated by Colony Bank without “cause” or by Mr. Saunders for “good reason”, then he will be entitled to receive (i) an amount equal to one times his then-current base salary, payable in installments over twelve months, if such termination occurs prior to or more than twelve months following a “change in control” (as such terms are defined in his employment agreement), or (ii) an amount equal to one and one-half times the sum of his then-current base salary plus an amount equal to the annual bonus paid with respect to the calendar year immediately preceding the effective date of the termination, if such termination occurs within twelve months following a change in control of Colony Bank. Mr. Saunders has agreed not to compete with Colony Bank or to solicit its employees or customers during the term of the employment agreement and for a period of 24 months thereafter.

Colony Bank has also entered into a retention agreement with Mr. Saunders, pursuant to which he is entitled to receive an aggregate cash retention bonus of $1,210,000, payable in three installments of $450,000, $450,000 and $310,000 payable on the first payroll date following the first, second and third anniversaries of the effective time of the merger, respectively. If Mr. Saunders’ employment terminates for any reason prior to a payment date, he will forfeit any unpaid portion of the retention bonus; provided, however, that if Mr. Saunders dies or Colony Bank terminates Mr. Saunders’ employment without “cause” or Mr. Saunders resigns for “good reason” (as such terms are defined in Mr. Saunders’ employment agreement with Colony Bank) prior to a payment date, Mr. Saunders will be entitled to receive any unpaid portion of the retention bonus in a lump sum within 60 days following termination, subject to his execution of a general release of claims and compliance with his continuing obligations under his employment agreement. In addition, if a change in control occurs prior to a payment date, Mr. Saunders will be entitled to receive any unpaid portion of the retention bonus in a lump sum within 60 days following termination, subject to his execution of a general release of claims and compliance with his continuing obligations under his employment agreement.

The foregoing descriptions of the Employment Agreement and the Retention Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Retention Agreement, the copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events

On November 2, 2026, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Audited financial statements of FSRL and First Reliance Bank as of and for the years ended December 31, 2025 and 2024, and the notes related thereto, as well as the related Independent Auditor’s Report, which are included in Exhibit 99.2 hereto and are incorporated herein by reference. Unaudited consolidated financial statements of First Reliance Bancshares, Inc. as of and for the six months ended June 30, 2026 and for the years ended December 31, 2025 and 2024, and the notes related thereto, which are included in Exhibit 99.3 hereto and are incorporated herein by reference.

(b) Pro forma financial information.

Unaudited pro forma combined financial information of the Company and FSRL as of and for the year ended December 31, 2025 and as of and for the six months ended June 30, 2026, and the notes related thereto, which are included in Exhibit 99.4 hereto and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 24, 2026, by and between Colony Bankcorp, Inc. and First Reliance Bancshares, Inc. (incorporated by reference to Exhibit 2.1 to Colony Bankcorp, Inc.’s Current Report on Form 8-K filed on June 24, 2026).*

10.1	Employment Agreement, dated as of June 24, 2026, by and between Colony Bank and F.R. Saunders, Jr. †

10.2	Amended and Restated Retention Agreement, dated October 30, 2026, by and between Colony Bank and F.R. Saunders, Jr.†

23.1	Consent of Elliott Davis, LLC (with respect to First Reliance Bancshares, Inc.).

99.1	Press Release of Colony Bankcorp, Inc., dated November 2, 2026.

99.2	Audited consolidated financial statements of First Reliance Bancshares, Inc. as of and for the years ended December 31, 2025 and 2024.

99.3	Unaudited consolidated financial statements of First Reliance Bancshares, Inc. as of and for the six months ended June 30, 2026 and for the years ended December 31, 2025 and 2024.

99.4	Unaudited pro forma combined financial information of Colony Bankcorp, Inc. as of and for the year ended December 31, 2025 and as of and for the six months ended June 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

† Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: November 2, 2026	By:	/s/ T. Heath Fountain
T. Heath Fountain
Chief Executive Officer